UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 18, 2006, Alan W. Dunton, M.D. was elected to the board of directors (the “Board”) of Targacept, Inc. (the “Company”). Upon election to the Board, Dr. Dunton is eligible to receive compensation in accordance with the Company’s nonemployee director compensation program.

In accordance with the terms of the Targacept, Inc. 2006 Stock Incentive Plan (the “Plan”), Dr. Dunton will receive a nonqualified stock option to purchase 25,000 shares of the Company’s common stock as of a grant date of October 25, 2006 (the “Grant Date”), the fifth business day after his election to the Board. The Company and Dr. Dunton will enter into a nonqualified stock option agreement on the Grant Date to evidence the stock option.

In accordance with the terms of the Plan, the exercise price per share of the stock option granted to Dr. Dunton will be $5.69, the closing price of the Company’s common stock on The NASDAQ Global Market on October 24, 2006. The stock option will vest and become exercisable with respect to one-third of the underlying shares on October 25, 2007 and with respect to the remaining two-thirds of the underlying shares in pro rata quarterly installments over the two years thereafter, in each case provided that Dr. Dunton remains in service as a director of the Company as of such dates. The stock option is subject in all respects to the terms of the Plan and the associated form nonqualified stock option agreement for nonemployee directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 18, 2006, the Board increased the number of directors comprising the Board from eight to nine and, upon the recommendation of its governance and nominating committee, elected Alan W. Dunton, M.D. to serve as a director in Class I. Dr. Dunton was elected for a term coincident with the other Class I directors, to continue until the first annual meeting of stockholders following the initial classification of the Board in April 2006 and until his successor is elected and qualified. Dr. Dunton was also appointed to the Board’s governance and nominating committee.

The Company’s press release announcing Dr. Dunton’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: October 24, 2006	/s/ Alan A. Musso
Alan A. Musso
Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 24, 2006